  Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 (the “Registration Statement”) of our report dated April 1, 2019, on the financial statements of RumbleOn, Inc. as of December 31, 2018 and for the year ended December 31, 2018 appearing in RumbleOn, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019. We further consent to the inclusion of our name under the heading “Experts” in this Registration Statement.

/s/ Scharf Pera & Co., PLLC
Charlotte, North Carolina
June 26, 2020